SCHEDULE 14A

                     PROXY STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           NEW YORK HEALTH CARE, INC.
                  ____________________________________________
                  (Name of Registrant as Specified in Charter)
    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee Check the appropriate box):
[X]  No fee required.

[ ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee  paid  previously  with  preliminary  materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration No.:

     3)   Filing Party:

     4)   Date Filed:

                           NEW YORK HEALTH CARE, INC.
                              1850 MCDONALD AVENUE
                            BROOKLYN, NEW YORK 11223

      ADDENDUM DATED NOVEMBER 29, 2004 TO NOVEMBER 24, 2004 PROXY STATEMENT REGARDING ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 21, 2004
      ---------------------------------------------------------------------

     The following information in the November 24, 2004 proxy statement regarding the Annual Meeting of stockholders of New York Health Care, Inc. (the "Company") is hereby amended as follows:

     1. The Position for Mr. Dennis O'Donnell on page 4 of the proxy statement in the table under the Caption Proposal I-Election of Directors should read "Director, President, Chief Executive Officer and Chief Operating Officer of BioBalance".

     2. The age for Mr. Gene Berger on page 4 of the proxy statement in the table under the Caption Proposal I-Election of Directors should read "63".

     3. The section entitled "TAX SERVICE FEES" is hereby replaced in its entirety as follows:

          The aggregate fees billed by Weiser LLP during fiscal 2003 and 2002 for tax compliance, tax advice and tax planning services were $6,000 and $6,000, respectively.

     4. The first paragraph under the section "STOCKHOLDER PROPOSALS" is hereby replaced in its entirety with the following.

          The Company currently intends to hold its annual stockholders meeting for the fiscal year ending December 31, 2004 in the month of November 2005. Therefore, proposals of the stockholders of the Company which are intended to be presented by stockholders at the Company's Annual Meeting of Stockholders for the fiscal year ending December 31, 2004 (expected to be held in November 2005) must be received by the Company no later than ninety days prior to the date of the proxy statement and form of proxy relating to the Annual Meeting of Stockholders for the fiscal year ending December 31, 2004.